                         SUBSCRIPTION  AGREEMENT
                         -----------------------

Dear  Subscriber:

     You (the "Subscriber") hereby agree to purchase, and Global Telemedia International, Inc., a Delaware corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, 8% Convertible Notes (the "Notes") convertible in accordance with the terms thereof into shares of the Company's $.004 par value common stock (the "Company Shares") for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). The form of Convertible Note is annexed hereto as Exhibit A. (The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares" or "Common Stock"). (The Notes, the Company Shares,
Common Stock Purchase Warrants ("Warrants") issuable to the recipients identified on Schedule B hereto, the Common Stock issuable upon exercise of the Warrants, and the Put Securities (as herein defined) are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Note against payment, by federal funds (U.S.) wire transfer of the Purchase Price.

           The following terms and conditions shall apply to this subscription.

          1.     Subscriber's  Representations  and  Warranties.  The Subscriber
                 -----------------------------------------------
hereby  represents  and  warrants  to  and  agrees  with  the  Company  that:

               (a)     Information  on  Company.  The  Subscriber  has  been
                       ------------------------
furnished with the Company's Form 10KSB/A for the year ended December 31, 1999 as filed with the Securities and Exchange Commission (the "Commission") together with all subsequently filed forms 10-QSB (hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

               (b)     Information  on  Subscriber.  The  Subscriber  is  an
                       ---------------------------
"accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof The information set forth on the signature page hereto regarding the Subscriber is accurate.

               (c)     Purchase  of  Note.  On  the Closing Date, the Subscriber
                       ------------------
will purchase the Note for its own account and not with a view to any distribution thereof.

               (d)     Compliance  with  Securities  Act.  The  Subscriber
                       ---------------------------------
understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

               (e)     Company  Shares  Legend.  The  Company  Shares,  and  the
                       -----------------------
shares of Common Stock issuable upon the exercise of the Warrants, shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL TELEMEDIA INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

               (f)     Warrants  Legend.  The  Warrants shall bear the following
                       ----------------
legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL TELEMEDIA INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

               (g)     Note  Legend.  The  Note shall bear the following legend:
                       ------------

"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL TELEMEDIA INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

               (h)     Communication of Offer.  The offer to sell the Securities
                       ----------------------
was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

               (i)     Correctness  of  Representations.  The  Subscriber
                       --------------------------------
represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

          2.     Company Representations and Warranties.  The Company represents
                 --------------------------------------
and  warrants  to  and  agrees  with  the  Subscriber  that:

               (a)     Due  Incorporation.  The  Company  and  each  of  its
                       ------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

               (b)     Outstanding  Stock.  All issued and outstanding shares of
                       ------------------
capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

               (c)     Authority  Enforceability.  This  Agreement has been duly
                       -------------------------
authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

               (d)     Additional  Issuances.  There  are  no  outstanding
                       ---------------------
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.

               (e)     Consents.  No  consent,  approval, authorization or order
                       --------
of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, NASDAQ or the Company's
Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

               (f)     No  Violation  or Conflict.  Assuming the representations
                       --------------------------
and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                    (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company or any of its affiliates, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

                    (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates.

               (g)     The  Securities.  The  Securities  upon  issuance:
                       ---------------

                    (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

                    (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Note is converted, and the Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Subscriber complies with the Prospectus delivery requirements);

                    (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                    (iv) will not subject the holders thereof to personal liability by reason of being such holders.

               (h)     Litigation.  There  is  no  pending  or,  to  the  best
                       ----------
knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates.

               (i)     Reporting  Company.  The  Company  is  a  publicly-held
                       ------------------
company whose common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company's common stock is trading on the NASD OTC Bulletin Board ("Bulletin Board"). Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

               (j)     No  Market  Manipulation.  The Company has not taken, and
                       ------------------------
will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

               (k)     Information  Concerning  Company.  The  Reports and Other
                       --------------------------------
Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (l)     Dilution.  The  number of Shares issuable upon conversion
                       --------
of the Note may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Note. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Note and exercise of the Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement or the Note, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

               (m)     Stop  Transfer.  The Securities are restricted securities
                       --------------
as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by federal securities laws.

               (n)     Defaults.  Neither  the  Company  nor  any  of  its
                       --------
subsidiaries is in violation of its Certificate of Incorporation or ByLaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

               (o)     No  Integrated Offering.  Neither the Company, nor any of
                       ------------------------
its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board, as applicable, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

               (p)     No General Solicitation.  Neither the Company, nor any of
                       -----------------------
its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

               (q)     Listing.  The  Company's  Common  Stock  is  listed  for
                       -------
trading on the Bulletin Board and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its common stock will be delisted from the Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing.

               (r)     No  Undisclosed  Liabilities.  The  Company  has  no
                       ----------------------------
liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since June 30, 2000 and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

               (s)     No  Undisclosed  Events or Circumstances.  Since June 30,
                       ----------------------------------------
2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

               (t)     Correctness  of  Representations.  The Company represents
                       --------------------------------
that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

          3.     Regulation D Offering.  This Offering is being made pursuant to
                 ---------------------
the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrants.

          4.     Reissuance  of  Securities.  The  Company  agrees  to  reissue
                 --------------------------
certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive all reasonably requested representations from the Subscriber and selling broker, if any. If the Company fails to remove any legend as required by this Section 4 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following such failure, the Company continues to fail to remove such legend, the Company shall pay to each Subscriber or assignee holding shares subject to a Legend Removal Failure an amount equal to one percent (1%) of the Purchase Price of the shares subject to a Legend Removal Failure per day that such failure continues. If during any twelve (12) month period, the Company fails to remove any legend as required by this Section 4 for an aggregate of thirty (30) days, each Subscriber or assignee holding Securities subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Securities subject to a Legend Removal Failure held by such Subscriber or assignee at a price per share equal to 120% of the applicable Purchase Price.

          5.     Redemption.  The  Company may not redeem the Securities without
                 ----------
the consent of the holder of the Securities except as otherwise described herein.

          6.     Fees/Warrants.
                 -------------

               (a) The Company shall pay to counsel to the Subscriber its fees, up to a maximum of $24,500 (of which $7,500 has been paid) for services rendered to Subscribers in connection with this Agreement and the other
Subscription Agreements for aggregate subscription amounts of up to $750,000 (the "Initial Offering"). The Company will pay the escrow agent for the Initial Offering a fee of $500. The Company will pay to the Finders identified on Schedule B hereto a cash fee in the amount of: ten percent (10%) of the Purchase Price and aggregate Put Purchase Price (defined in Section 11.1(a) hereto), and set forth on the signature page hereto ("Finder's Fee") and of the actual cash proceeds received by the Company in connection with the exercise of the Warrants issued in connection with the Initial Offering ("Initial Warrants"), and Warrants issuable in connection with the Put ("Put Warrants") ("Warrant Exercise Compensation"). Collectively, the Initial Warrants and Put Warrants are referred to herein as Warrants. The Finder's Fee must be paid each Closing Date and Put Closing Date with respect to the Notes issued on such date. The Warrant Exercise Compensation must be paid to the Finders identified on Schedule B hereto, within ten (10) days of receipt of the Warrant exercise Purchase Price (as defined in the Warrant). The Finder's Fee and legal fees will be payable out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Subscriber and an Escrow Agent. On the Closing Date, the Company will pay the entity identified on Schedule B hereto, the sum of $2,500 as a due diligence expense allowance ("Due Diligence Expense Allowance").

               (b) The Company will also issue and deliver to the Warrant Recipients identified on Schedule B hereto, Warrants in the amounts designated on Schedule B hereto in connection with the Initial Offering and exercise of the Put. A form of Warrant is annexed hereto as Exhibit D. The per share "Purchase Price" of Common Stock as defined in the Warrant shall be equal to one hundred and ten percent (110%) of the lowest closing bid price of the Common Stock for the ten (10) trading days preceding but not including the Closing Date or Put Closing Date, as the case may be, as reported on the NASD OTC Bulletin Board, NASDAQ Small Cap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or such other principal market or exchange where the Common Stock is listed or traded. The number of Common Shares issuable upon exercise of the Put Warrants is equal to 12% of the Common Shares issuable upon conversion of the $13,250,000 of Put Notes issuable in the aggregate to Subscribers to the Initial Offering. The Initial Warrants must be delivered at the Closing Date. The Put Warrants must be delivered no later than the Delivery Date (defined in Section 9.1(b) hereof) in relation to the relevant Conversion Date. Failure to timely deliver the Warrant Exercise Compensation, the Warrants or Finder's Fee shall be deemed an Event of Default as defined in Article III of the Note and Put Note.

               (c) The Finder's Fee, legal fees and escrow agent's fee will be paid to the Finders and attorneys only when, as, and if a corresponding subscription amount is released from escrow to the Company and out of the escrow proceeds. All the representations, covenants, warranties, undertakings, and indemnification, other rights including but not limited to registration rights, and rights in Section 9 hereof, made or granted to or for the benefit of the Subscriber are hereby also made and granted to the Warrant Recipients in respect of the Warrants and Company Shares issuable upon exercise of the Warrants.

               (d) The holders of the Warrants are granted all the rights, undertakings, remedies, liquidated damages and indemnification granted to the Subscriber in connection with the Note, including but not limited to, the rights and procedures set forth in Section 9 hereof and the registration rights described in Section 10 hereof.

          7.     Covenants  of  the  Company.  The  Company covenants and agrees
                 ---------------------------
with  the  Subscriber  as  follows:

               (a) The Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

               (b) The Company shall promptly secure the listing of the Company Shares, and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

               (c) The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

               (d) Until at least two (2) years after the effectiveness of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 1O.1(iv) hereof, the Company will (i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of(y) two (2) years after the actual effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1 (iv) hereof, or (z) the sale by the Subscribers and Warrant Recipients of all the Company Shares, Securities and Put Securities issuable by the Company pursuant to this Agreement. Until at least two (2) years after the Warrants have been exercised, the Company will use its commercial best efforts to continue the listing of the Common Stock on the Bulletin Board or other principal market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

               (e) The Company undertakes to use the proceeds of the Subscriber's funds for the purposes set forth on Schedule 7(e) hereto. Note Purchase Price and Put Note Purchase Price may not and will not be used to pay debt or non-trade obligations outstanding on or after the Closing Date or Put Closing Date, except as described on Schedule 7(e) hereto.

               (f) The Company undertakes to acquire within three months of the Closing Date a standard officers and directors errors and omissions liability insurance policy covering the transactions contemplated in this Agreement.

               (g) The Company undertakes to reserve pro rata on behalf of each holder of a Note, Put Note or Warrant, from its authorized but issued Common Stock, at all times that Notes, Put Notes or Warrants remain outstanding, a number of Common Shares equal to not less than 200% of the amount of Common Shares necessary to allow each such holder to be able to convert all such outstanding Notes and Put Notes, at the then applicable Conversion Price and one Common Share for each Common Share issuable upon exercise of the Warrants.

          8.     Covenants  of  the  Company  and  Subscriber  Regarding
                 -------------------------------------------------------
Indemnification.
---------------

               (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber, Subscriber's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

               (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers and directors at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

               (c) The procedures set forth in Section 10.6 shall apply to the indemnifications set forth in Sections 8(a) and 8(b) above.

          9.1.     Conversion  of  Note.
                   --------------------

               (a) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares to be sold or are otherwise exempt from registration when sold.

               (b) Subscriber will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (as defined in the Note) to the Company. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will or cause the transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). A Note representing the balance of the Note not so converted will be provided to the Subscriber, if requested by Subscriber. To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

               (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 9 hereof, or the Mandatory Redemption Amount described in Section 9.2 hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late issuance of Shares in the form required pursuant to Section 9 hereof upon Conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

               (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

          9.2.     Mandatory Redemption.  In the event the Company is prohibited
                   --------------------
from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or for any reason other than pursuant to the limitations set forth in Section 9.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber or on the Delivery Date (if requested by the Subscriber) a sum of money determined by multiplying the principal amount of the Note designated by the Subscriber by 130%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.

          9.3.     Maximum  Conversion.  The Subscriber shall not be entitled to
                   -------------------
convert on a Conversion Date that amount of the Note and Put Note in connection with that number of shares of Common Stock which would be in excess of the sum of(i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note and Put Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation I 3d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99%. The Subscriber may void the conversion limitation described in this Section 9.3 upon 75 days prior notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

          9.4.     Injunction  -  Posting  of  Bond.  In  the event a Subscriber
                   --------------------------------
shall elect to convert a Note or part thereof, except in the event the Company or Subscriber is enjoined by administrative process or judicial process not initiated by the Company, the Company may not refuse conversion based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

          9.5.     Buy-In.  In  addition  to  any  other rights available to the
                   ------
Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if ten (10) days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price
(including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

          9.6.     Optional  Redemption.  The  Company  will  have the option of
                   --------------------
redeeming any outstanding Notes and outstanding Put Notes ("Optional Redemption") by paying to the Subscriber a sum of money equal to 135% of the principal amount of the Note or Put Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Subscriber arising under this Subscription Agreement, Note, Put Note or any other document delivered herewith ("Redemption Amount") outstanding on the day notice of redemption ("Notice of Redemption) is given to a Subscriber ("Redemption Date"). A Notice of Redemption may not be given in connection with any portion of Note or Put Note for which notice of conversion has been given by the Subscriber at any time before receipt of a Notice of Redemption. The Subscriber may elect within seven (7) business days after receipt of a Notice of Redemption to give the Company Notice of Conversion in connection with some or all of the Note and Put Note principal which was the subject of the Notice of Redemption. A Notice of Redemption must be accompanied by a certificate signed by the chief executive officer or chief financial officer of the Company stating that the Company has on deposit and segregated ready funds equal to the Redemption Amount. The Redemption Amount must be paid in good funds to the Subscriber no later than the ninth (9th) business day after the Redemption Date ("Optional Redemption Payment Date"). In the event the Company fails to pay the Redemption Amount by the Optional Redemption Payment Date, then the Redemption Notice will be null and void and the Company will thereafter have no further right to effect an Optional Redemption, and at the Subscription's election, the Redemption Amount will be deemed a Mandatory Redemption Payment and the Optional

Redemption  Payment  Date  will  be  deemed a Mandatory Redemption Payment Date.
Such failure will also be deemed an Event of Default under the Note and Put Note. Any Notice of Redemption must be given to all holders of Notes and Put Notes issued in connection with the Initial Offering, in proportion to their holdings of Note and Put Note principal on a Redemption Date. A Notice of Redemption may be given by the Company, provided (i) no Event of Default, as described in the Note shall have occurred or be continuing; (ii) the Company Shares issuable upon conversion of the full outstanding Note and Put Note principal are included in a registration statement effective as of the Redemption Date; and (iii) the average closing bid price on the Principal Market for the ten (10) trading days prior to the Redemption Date is not less than 200% of the applicable Conversion in effect on the day preceding the Redemption Date. Note and Put Note proceeds may not be used to effect an Optional Redemption.

          10.1.     Registration  Rights.  The  Company  hereby  grants  the
                    --------------------
following  registration  rights  to  holders  of  the  Securities.

               (i) On one occasion, for a period commencing 91 days after the Closing Date, but not later than three years after the Closing Date ("Request Date"), the Company, upon a written request therefore from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued and issuable upon Conversion of the Note and the Put Notes which are actually issued (the Common Stock issued or issuable upon conversion or exercise of the Securities, Put Securities and securities issued or issuable by virtue of ownership of the Securities and Put Securities, being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting and notified record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1(i) shall be limited to one registration statement.

               (ii) If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 10.1(u) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 10.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 10.1(u) without thereby incurring any liability to the Seller.

               (iii) If, at the time any written request for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(u) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1 (ii).

               (iv) The Company shall file with the Commission within 45 days of the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form SB-2 registration statement (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within 90 days of the Closing Date (as defined herein) ("Effective Date"). The Company will register not less than a number of shares of Common Stock in the afore described registration statement that is equal to 200% of the Company Shares issuable at the Conversion Price that would be in effect on the Closing Date or the date of filing of such registration statement (employing the Conversion Price which would result in the greater number of Shares), assuming the conversion of 100% of the Notes and 29.56% of the Put Notes which are issuable, and one share of common stock for each common share issuable upon exercise of 100% of the Warrants which are issuable in connection with the afore described Notes and 29.56% of the Put Notes, employing the Conversion Price that would result in the greater number of Shares. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and Warrant Recipients, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Warrant Recipients. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 10.1 (iv) except as set forth on Schedule 10.1 hereto.

          10.2.     Registration  Procedures.  If  and  whenever  the Company is
                    ------------------------
required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings and Commission letters of comment;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) six months after the latest exercise period of the Warrants; (ii) twelve months after the Maturity Date of the Note or Put Note; or
(iii) two years after the Closing Date, or Put Closing Date and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

               (c) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

               (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

               (f) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          10.3.     Provision  of  Documents.
                    ------------------------

               (a) At the request of the Seller, provided a demand for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1 (ii), the Registrable Securities will be included in a registration statement filed pursuant to this
Section  10.

               (b) In connection with each registration hereunder, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10.1(i) or 10.1 (ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          10.4.     Non-Registration  Events.  The  Company  and  the Subscriber
                    ------------------------
agree that the Seller will suffer damages if any registration statement required under Section 10.1(i) or 10.1(u) above is not filed within 60 days after written request by the Holder and not declared effective by the Commission within 120 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if(i) the Registration Statement described in Sections 10.1(i) or 10.1 (ii) is not filed within 60 days of such written request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or (ii) the registration statement on Form SB-2 or such other form described in Section
10.1 (iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five days of receipt by the Company of a written or oral communication from the Commission that the registration statement described in Section 10.1 (iv) will not be reviewed, or
(iii) any registration statement described in Sections 10.1(i), 10.1(u) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i),
(ii) and (iii) of this Section 10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay, at the Subscriber's option, in cash or stock at the applicable Conversion Price, as Liquidated Damages to each holder of any Registrable Securities an amount equal to two (2%) percent per month or part thereof during the tendency of such Non-Registration Event, of(i) the principal of the Notes issued in connection with the Initial Offering, whether or not converted; (ii) the principal amount of Put Notes actually issued, whether or not converted, then owned of record by such holder or issuable as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 10.4 shall be due and payable immediately upon demand in immediately available funds. In the event a Mandatory Redemption Payment is demanded from the Company by the Holder pursuant to Section 9.2 of this Subscription Agreement, then the Liquidated Damages described in this
Section 10.4 shall no longer accrue on the portion of the Purchase Price underlying the Mandatory Redemption Payment, from and after the date the Holder receives the Mandatory Redemption Payment. It shall also be deemed a Non-Registration Event to the extent that an amount equal to 120% of all the Common Stock underlying the Registrable Securities is not included in an effective registration statement as of and after 45 days after the Effective Date at the Conversion Prices in effect from and after the Effective Date.

          10.5     Expenses.  All  expenses incurred by the Company in complying
                   --------
with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

          10.6.     Indemnification  and  Contribution.
                    ----------------------------------

               (a) In the event of a registration of any Registrable Securities under the Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if(i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

               (b) In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, ~who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          11.1.     Obligation  To  Purchase.
                    ------------------------

               (a) The Subscriber agrees to purchase from the Company convertible notes ("Put Notes") in up to the principal amount set forth on the signature page hereto for up to the aggregate amount of Put Note principal ("Put Purchase Price") designated on the signature page hereto (the "Put"). Collectively the Put Notes, Warrants issuable in connection with the Put, and Common Stock issuable upon conversion of the Put Notes and exercise of the Warrants are referred to as the "Put Securities".) The Warrants issuable in connection with the Put Notes are referred to herein as Warrants or Put Warrants. Except as described in Section 1 1.1(c) hereof, each Put Note will be identical to the Note except that the Maturity Date will be two years from each Put Closing Date (as hereinafter defined). The Holders of the Put Securities are granted all the rights, undertakings, remedies, liquidated damages and indemnification granted to the Subscriber in connection with the Note, including but not limited to, the rights and procedures set forth in Section 9 hereof and the registration rights described in Section 10 hereof

               (b) The agreement to purchase the Put Notes is contingent on the following any, some or all of which may be waived by the Subscriber:

                    (i) As of a Put Date and Put Closing Date (as hereinafter defined), an amount equal to 200% of the Common Shares issuable upon conversion of a Put Note and one Share of Common Stock issuable upon exercise of Put Warrants issuable in connection with the amount of Put Purchase Price set forth in the relevant Put Notice (as hereinafter defined) must be included in an effective registration statement described in Section 10 hereof

                    (ii) As of a Put Date and Put Closing Date, the Company will be a reporting company with the class of Shares registered pursuant to
Section  12(g)  of  the  Securities  Exchange  Act  of  1934.

                    (iii) No material adverse change in the Company's business or business prospects shall have occurred after the date of the most recent financial statements included in the Reports. Material adverse change is defined as any effect on the business, operations, properties, prospects, trading price of the Common Stock or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, or any other agreement entered into or to be entered into in connection herewith, in any material respect. There shall not have been a material negative restatement of the Company's financial statements included in the Reports.

                    (iv) An Event of Default as described in Article III of the Note shall not have occurred.

                    (v) The execution and delivery to the Subscriber of a certificate signed by its chief executive officer representing the truth and accuracy of all the Company's representations and warranties contained in this Subscription Agreement as of the Put Date, and Put Closing Date and confirming the undertakings contained herein, and representing the satisfaction of all contingencies and conditions required for the exercise of the Put.

                    (vi) The Company's listing on, and compliance with the listing requirements of the Bulletin Board and Principal Market.

                    (vii) The Company's not having received notice from the Bulletin Board, or any Principal Market that the Company is not in compliance with the requirements for continued listing.

                    (viii) The execution by the Company and delivery to the Subscriber of all required documents in relation to the Put set forth in Section
11.2 below and such other documents which may be reasonably requested by the Subscriber.

                    (ix) No issuance of an SEC or Principal Market stop trade order.

                    (x) The Company shall have no knowledge that any of the foregoing conditions shall not be true and accurate as of a date fifteen days after a Put Closing Date.

               (c) Subject to the adjustments set forth in the Note, the Conversion Price of the Put Note shall be 85% of the lowest closing bid price of the Common Stock on the Principal Market for the ten (10) trading days prior to the Conversion Date.

          11.2.     Exercise  of  Put.
                    -----------------

               (a) The Company's right to exercise the Put commences on the actual effective date of the registration statement described in Section 10.1
(iv) hereof and expires three (3) years after the Effective Date ("Put Exercise Period").

               (b) The Put may be exercised by the Company by giving the Subscriber written notice of exercise ("Put Notice") not more often than one time each calendar month on the first trading day of such month during the Put Exercise Period in relation to up to the maximum principal amount of Put Note that the Subscriber has agreed to purchase subject to the limits described in this Agreement. The date a Put Notice is given is a Put Date. Each Put Notice must be accompanied by (i) the officer's certificate described in Section 11.1
(b)(v) above; (ii) a legal opinion relating to the Put Securities in form reasonably acceptable to Subscriber substantially similar to the opinion annexed hereto as Exhibit C, which opinion must also state that the Put Securities are registered for unrestricted resale in an effective and current registration statement; (iii) proof of effectiveness of the registration statement described in Section 10 above; (iv) five copies of the prospectus portion thereof; and (v) such other documents and certificates reasonably requested by the Subscriber.

               (c) Unless otherwise agreed to by the Subscribers, Put Notices must be given to all Subscribers in proportion to the amounts agreed to be purchased by all Subscribers undertaking to purchase Put Notes in the Initial Offering.

               (d) Payment by the Subscriber in relation to a Put Notice relating to a Put must be made within ten (10) business days after receipt of a Put Notice and the items set forth in Section 11.2(b) above. Payment will be made against delivery to the Subscriber or an escrow agent to be agreed upon by the Company and Subscriber, of the Put Securities, and delivery to the Finders of the Put Commissions relating to the Put being exercised which the Company may elect to be paid out of funds deposited with the escrow agent.

               (e) The Company may exercise the Put subject to the following limitations:

                    (i) The Company may not give any one Subscriber a Put Notice in connection with that amount of Put Note which could be converted as of the Put Date into a number of shares of Common Stock which would be in excess of the sum of (y) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Put Date, and (z) the number of shares of Common Stock issuable upon the conversion of the Put Note with respect to which the determination of this proviso is being made on a Put Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Put Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation l3d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99%. The Subscriber may revoke the restriction described in this paragraph upon 75 days prior notice to the Company. The Subscriber shall have the right to determine which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% described above and which shall be allocated to the excess above 4.99%.

                    (ii) The aggregate amount of all Put Notices to all Subscribers of the Initial Offering and their permitted assignees may not exceed $13,250,000. The aggregate maximum principal amount of Put Notes for which Put Notices may be given during any calendar month to all Subscribers in the Initial Offering may not exceed ten (10%) of the daily weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial using the AQR function for the thirty calendar days prior to but not including the Put Date, multiplied by the reported daily trading volume of the Common Stock for each such day ("Trading Volume Limitation").

                    (iii) Anything to the contrary herein notwithstanding, the Company may not exercise the Put for aggregate Put amounts from Investors to the Initial Offering in excess of $1,000,000 during any calendar month.

          11.3.     Put  Finders  Fees.  The  Finders  identified  on Schedule B
                    ------------------
hereto shall receive on each Put Closing Date aggregate Finder's Fees as described in Section 6 hereof in connection with the closing of each Put as set forth on Schedule B hereto. Put Finder's Fees shall be payable only in connection with the Put Purchase Price actually paid by a Subscriber. The Put Finder's Fees and reasonable legal fees for counsel to the Subscriber and a reasonable escrow agent fee shall be paid by the Company at each Put Closing. The legal fee to be paid by the Company to one counsel for the Subscribers to the Initial Offering shall be not less than $1,000 nor more than $2,000 per Put Closing.

          11.4.     Warrants.
                    --------

               (a) The Company shall issue Put Warrants to the Warrant Recipients in the amounts designated on Schedule B hereto and as described in
Section 6 of this Subscription Agreement. The Put Warrants will be in the form of Exhibit D hereto. The Put Warrants will be exercisable immediately upon issuance and for five years thereafter.

               (b) In the event [for any reason except for Subscriber's unwillingness to purchase greater amounts of Put Notes because of the beneficial ownership limitations of Section 11 .2(e)(i)j Puts in the aggregate amount of at least $4,416,667 of the Put Note Purchase Prices set forth on the signature pages to the Subscription Agreement entered into in connection with the Initial Offering ("Initial Put Amount") has not been exercised as of the first anniversary of the Effective Date, then the Company will issue Put Warrants to the Warrant Recipients in an amount determined by: subtracting the actual amount of Put Note Principal for which Put Notices have been validly given from the Initial Put Amount (the result being the "Unexercised Put") and issuing Put Warrants to purchase the amount of Common Shares which would have been issued to the Subscriber had the Unexercised Put been exercised, the corresponding Put Notes issued, and such Put Notes converted as of the first anniversary of the Closing Date with such date being the Conversion Date of such Put Notes.

               (c) In the event [for any reason except for Subscriber's unwillingness to purchase greater amounts of Put Notes because of the beneficial ownership limitations of Section 11 .2(e)(i)] Puts in the aggregate amount of at least $8,833,334 of the Put Note Purchase Prices set forth on the signature pages to the Subscription Agreement entered into in connection with the Initial Offering ("Interim Put Amount") has not been exercised as of the second anniversary of the Effective Date, then the Company will issue Put Warrants to the Warrant Recipients in an amount determined by: subtracting the actual amount of Put Note Principal for which Put Notices have been validly given from the Interim Put Amount (the result being the "Interim Unexercised Put") and issuing Put Warrants to purchase the amount of Common Shares which would have been issued to the Subscriber had the Interim Unexercised Put been exercised, the corresponding Put Notes issued, and such Put Notes converted as of the second anniversary of the Closing Date with such being the Conversion Date of such Put Notes.

               (d) In the event [for any reason except for Subscriber's unwillingness to purchase greater amounts of Put Notes because of the beneficial ownership limitations of Section 11 .2(e)(i)j Puts in the aggregate amount of $13,250,000 of the Put Note Purchase Prices set forth on the signature pages to the Subscription Agreement entered into in connection with the Initial Offering ("Final Put Amount") has not been exercised as of the third anniversary of the Effective Date, then the Company will issue Put Warrants to the Warrant Recipients in an amount determined by: subtracting the actual amount of Put Note Principal for which Put Notices have been validly given and the amount of Put Note Principal deemed converted pursuant to Sections 11.4(b) and (c) above from the Final Put Amount (the result being the "Final Unexercised Put") and issuing Put Warrants to purchase the amount of Common Shares which would have been issued to the Subscriber had the Final Unexercised Put been exercised, the corresponding Put Notes issued, such Put Notes converted as of the third anniversary of the Closing Date with such date being the Conversion Date of such Put Notes.

               (f) In the event the Company has properly and permissibly given a Put Notice and the Subscriber has failed to comply with the Put Notice then Put Warrants will not be issuable in connection with such defaulted amounts.

               (g) Failure to timely pay Finder's Fees, legal fees or deliver any Warrants issuable in connection with the Initial Offering and Put shall be deemed an Event of Default under the Note and a material breach of the Company's obligations hereunder, for which no notice to cure is required.

          11.5     Assignment  of  Put.  Anything  to  the  contrary  herein
                   -------------------
notwithstanding, the Subscriber may assign to another party either before or after exercise of the Put by the Company, the Subscriber's obligations and right to pay all or some of the Put Purchase Price and receive the corresponding Put Securities. Such assignment must be in writing and the assignee will be subject to the Company's approval (except for an assignment by one Subscriber to another Subscriber to the Initial Offering), which consent will not be unreasonably withheld. The assignment will be effective only if the assignee consents in writing to be bound by all of the Subscriber's obligations to the Company in connection with such assignment. Upon an effective assignment, the assignee will succeed to all of the Subscriber's rights under this Subscription Agreement, and all other agreements relating to the assigned portion of the Put.

          11.6     Adjustments.  The  Conversion  Price  and  amount  of  Shares
                   -----------
issuable upon conversion of the Notes and Put Notes shall be adjusted consistent with customary anti-dilution adjustments.

          12.     (a)     Right  of  First Refusal.  Until the later of 210 days
                          ------------------------
after  the  actual  effective  date  of  the Registration Statement described in
Section 10.1 (iv) hereof, or one year after the Closing Date, the Subscriber shall be given not less than ten (10) business days prior written notice ("Notice of Sale") of any proposed sale by the Company of its Common Stock or other securities or debt obligations except as disclosed in the Reports or Other Written Information or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"). The Subscriber shall have the right during the ten (10) business days following the notice to agree to purchase an amount of Company Shares in the same proportion as being purchased in the Initial Offering of those securities proposed to be issued and sold, in accordance with the terms and conditions set forth in the Notice of Sale. In the event such terms and conditions are modified during the notice period, the Subscriber shall be given prompt notice of such modification and shall have the right during the original notice period or for a period often (10) business days following the notice of modification, whichever is longer, to exercise such right. In the event the right of first refusal described in this Section is exercised by the Subscriber and the Company thereby receives net proceeds from such exercise, then commissions and fees will be paid by the Company to the Finders in the same amounts as would be payable in connection with the offering described in the Notice of Sale.

               (b)     Offering  Restrictions.  Except  as disclosed on Schedule
                       ----------------------
12(b) hereto and further except with respect to securities otherwise disclosed in the Reports or Other Written Information or Excepted Issuances, the Company will not issue any equity, convertible debt or other securities prior to the expiration of 180 days after the actual effective date of the registration statement described in Section 10. l(iv) above.

          13.     Miscellaneous.
                  -------------

               (a)     Notices.  All  notices  or  other communications given or
                       -------
made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to Global Telemedia International, Inc., 4675 MacArthur Ct., Suite 420, Newport Beach, CA 92660, telecopier number: (949)253-9088, with a copy by telecopier only to: Tisdale & Nicholson, 2029 Century Park East, Suite 900, Los Angeles, CA 90067, Attn: Jeff Tisdale, Esq., telecopier number: (310) 286-2351, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, Attn: Barbara R. Mittman, Esq., telecopier number: (212) 697-3575.

               (b)     Closing.  The  consummation  of  the  transactions
                       -------
contemplated herein shall take place at the offices of Barry Deonarine, Esq., 11 Park Place, Suite 910, New York, NY 10007, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that - subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date"). The closing date for the Put shall be the date on which Subscriber funds representing the net amount due the Company from the Put Purchase Price is transmitted to or on behalf of the Company ("Put Closing Date").

               (c)     Entire  Agreement  Assignment.  This Agreement represents
                       -----------------------------
the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

               (d)     Execution.  This  Agreement  may be executed by facsimile
                       ---------
transmission,  and  in  counterparts,  each of which will be deemed an original.

               (e)     Law  Governing  this  Agreement.  This Agreement shall be
                       -------------------------------
governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

               (f)     Specific  Enforcement.  Consent  to  Jurisdiction.  The
                       ---------------------
Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

               (g)     Confidentiality.  The  Company  agrees  that  it will not
                       ---------------
disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

               (h)     Automatic  Termination.  This  Agreement  shall
                       ----------------------
automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.



                    [THIS  SPACE  INTENTIONALLY  LEFT  BLANK]

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                 GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 A Delaware Corporation


                                 By:
                                     -----------------------------------


                                 Dated: December 20, 2000
                                                 --



Purchase Price: $510,000.00
               -------------

PUT
---

Put Note Purchase Price including Section 11.2(e)
Put Amount 17.666 times the amount of the Purchase Price
           ---------------------------------------------





ACCEPTED Dated as of December _____, 2000

KESHET L.P. - Subscriber
Ragnali House, 18 Peel Road
Douglas, Isle of Man
IMI 4L2 United Kingdom
Fax 001-44-1624-661594


By:__________________________________

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                 GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 A Delaware Corporation


                                 By:
                                     -----------------------------------


                                 Dated: December   , 2000
                                                 --



Purchase Price: $510,000.00
               -------------

PUT
---

Put Note Purchase Price including Section 11.2(e)
Put Amount 17.666 times the amount of the Purchase Price
           ---------------------------------------------





ACCEPTED Dated as of December 21, 2000
                              --

KESHET L.P. - Subscriber
Ragnali House, 18 Peel Road
Douglas, Isle of Man
IMI 4L2 United Kingdom
Fax 001-44-1624-661594


By:__________________________________

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                 GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 A Delaware Corporation


                                 By:
                                     -----------------------------------


                                 Dated: December 20, 2000
                                                 --



Purchase Price: $115,000.00
               -------------

PUT
---

Put Note Purchase Price including Section 11.2(e)
Put Amount 17.666 times the amount of the Purchase Price
           ---------------------------------------------





ACCEPTED Dated as of December _____, 2000

THE KESHET FUND L.P. - Subscriber
135 West 50th Street, Suite 1700
New York, NY 10020
Fax: 212-541-4434


By:__________________________________

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                 GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 A Delaware Corporation


                                 By:
                                     -----------------------------------


                                 Dated: December   , 2000
                                                 --



Purchase Price: $115,000.00
               -------------

PUT
---

Put Note Purchase Price including Section 11.2(e)
Put Amount 17.666 times the amount of the Purchase Price
           ---------------------------------------------





ACCEPTED Dated as of December 21, 2000
                              --


KESHET L.P. - Subscriber
Ragnali House, 18 Peel Road
Douglas, Isle of Man
IMI 4L2 United Kingdom
Fax 001-44-1624-661594


By:__________________________________

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                 GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 A Delaware Corporation


                                 By:
                                     -----------------------------------


                                 Dated: December 20, 2000
                                                 --



Purchase Price: $125,000.00
               -------------

PUT
---

Put Note Purchase Price including Section 11.2(e)
Put Amount 17.666 times the amount of the Purchase Price
           ---------------------------------------------





ACCEPTED Dated as of December _____, 2000

LAURUS MASTER FUND, LTD - Subscriber
A Cayman Island corporation
C/o Onshore Corporate Services, Ltd.
P.O. Box 1234 G.T.
Queensgaste House, South Church Street
Grand Cayman, Cayman Islands
Fax: 345-949-9877


By:__________________________________

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                 GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                 A Delaware Corporation


                                 By:
                                     -----------------------------------


                                 Dated: December 20, 2000
                                                 --



Purchase Price: $125,000.00
               -------------

PUT
---

Put Note Purchase Price including Section 11.2(e)
Put Amount 17.666 times the amount of the Purchase Price
           ---------------------------------------------





ACCEPTED Dated as of December 29, 2000
                              --
LAURUS MASTER FUND, LTD - Subscriber
A Cayman Island corporation
C/o Onshore Corporate Services, Ltd.
P.O. Box 1234 G.T.
Queensgaste House, South Church Street
Grand Cayman, Cayman Islands
Fax: 345-949-9877


By:__________________________________